UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2020
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
        Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Leave of Absence for Chief Executive Officer

Effective June 15, 2020, Jayson Penn, the President and Chief Executive Officer of Pilgrim’s Pride Corporation (the “Company”), has begun a paid leave of absence from the Company. During his leave of absence, Mr. Penn intends to focus on his defense of the indictment against him by a Grand Jury in the United States District Court for the District of Colorado alleging violation of Section 1 of the Sherman Act, 15 U.S.C. Section 1, to which Mr. Penn has pleaded not guilty. Mr. Penn will continue to receive the same compensation package during his leave.

Appointment of Interim Chief Executive Officer

In connection with Mr. Penn’s leave of absence, the Company’s Board of Directors appointed Chief Financial Officer, Fabio Sandri, to serve as the Company’s Interim President and Chief Executive Officer, effective June 15, 2020. Mr. Sandri, 48, served as our Chief Financial Officer since June 2011. As Interim President and Chief Executive Officer, Mr. Sandri will receive the same compensation package awarded for the chief executive officer role, as previously disclosed in our 2020 proxy statement filed with the Securities and Exchange Commission on March 27, 2020.

A copy of the press release issued by the Company on June 14, 2020 is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1  Press release dated June 15, 2020
Exhibit 104  Cover Page Interactive Data File formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	June 14, 2020	/s/ Fabio Sandri
Fabio Sandri
Interim Chief Executive Officer and Chief Financial Officer